UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LIBERATOR MEDICAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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LIBERATOR MEDICAL HOLDINGS, INC.

AMENDED AND RESTATED
2007 STOCK PLAN

(e)	Exercisability.	6
(f)	Term.	6
(g)	Nontransferability.	6
(h)	Exercise of Options on Termination of Service	7
(i)	No Rights as a Shareholder.	7
(j)	Modification, Extension and Assumption of Options.	7
(k)	Restrictions on Transfer of Shares.	7

SECTION 7.	STOCK PURCHASE RIGHTS	7
(a)	Rights to Purchase Restricted Stock.	7
(b)	Repurchase Option.	8
(c)	Restrictions on Transfer of Shares.	8
(d)	Other Provisions.	8
(e)	No Rights as a Shareholder.	8
(f)	Stock Appreciation Rights.	8
(g)	Restricted Stock.	9
(h)	Performance Awards.	9
(i)	Other Awards.	9
(j)	Fractional Shares.	9

SECTION 8.	PAYMENT FOR SHARES.	10
(a)	General Rule.	10
(b)	Surrender of Stock.	10
(c)	Promissory Notes.	10
(d)	Cashless Exercise	10

SECTION 9.	RECAPITALIZATIONS, MERGERS AND ASSETS SALES.	10
(a)	Changes in Capitalization.	10
(b)	Dissolution or Liquidations.	11
(c)	Mergers or Asset Sale.	11

SECTION 10.	LEGAL REQUIREMENTS.	12

SECTION 11.	NO EMPLOYMENT RIGHTS	12

SECTION 12.	DURATION AND AMENDMENTS.	12
(a)	Term of the Plan.	12
(b)	Right to Amend or Terminate the Plan.	12
(c)	Effect of Amendment or Termination.	12

SECTION 13.	EXECUTION	13

LIBERATOR MEDICAL HOLDINGS, INC.
AMENDED AND RESTATED
2007 STOCK PLAN

Section 1. Purpose.

The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, to encourage such selected persons to remain in the employ of the Company, and to attract new employees by purchasing Shares of the Company’s common stock. The Plan provides for the grant of Shares, and of Options and other rights to purchase Shares. Options granted under the Plan may include Nonstatutory Stock Options as well as Incentive Stock Options intended to qualify under section 422 of the Internal Revenue Code. Stock and Stock Purchase Rights may also be granted under the Plan.

Section 2. Definitions.

(a)          “Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

(b)          "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c)          "Committee" shall mean a committee of the Board of Directors which is authorized to administer the Plan under Section 3. The Committee shall have membership composition which enables the Plan to qualify under Rule 16b-3 with regard to the grant of Options to persons who are subject to Section 16 of the Securities Exchange Act of 1934.

(d)          "Company" shall mean LIBERATOR MEDICAL HOLDINGS, INC., a Nevada corporation.

(e)          "Disability" shall mean that an Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(f)           "Employee" shall mean any individual who is a common-law employee of the Company or of a Subsidiary, or a member of the Board of Directors. In addition, service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

(g)          "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(h)          "Fair Market Value" shall means the value of a Share determined as follows:

   (i) If the Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

   (ii) If the Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or regularly quoted through the NASD OTC Bulletin Board, its Fair Market Value shall be the mean between the bid and asked prices for the Stock at the close of trading in the over-the-counter market for the trading day on which the Stock was traded immediately preceding the applicable date; or

   (iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Board of Directors or a designated committee of the Board of Directors.

(i)           "ISO" shall mean an employee incentive stock option described in Code section 422(b).

(j)           "Nonstatutory Option" shall mean an employee stock option that is not an ISO.

(k)          "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(l)           "Optionee" shall mean an individual who holds an Option.

(m)         “Performance Awards” shall have the meaning set forth in Section 7.

(n)          "Plan" shall mean the Company’s 2007 STOCK PLAN.

(o)          "Purchaser" shall mean an individual who holds a Stock Purchase Right.

(p)          "Service" shall mean service as an Employee.

(q)          "Share" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(r)           "Stock" shall mean the common stock of the Company.

(s)           “Stock Appreciation Right” means a right, the value of which is determined relative to the appreciation in value in shares, which may be issued under Section 7.

(t)           "Stock Purchase Right" shall mean the right granted to a Purchaser to acquire common stock of the Company as provided in Section 7 herein.

(u)          "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

(v)          "Subsidiary" shall mean any corporation, of which the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Section 3. Administration

(a)          Committee Membership. The Plan shall be administered by the Committee, which shall consist of members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee.

(b)          Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c)          Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)	To determine when Options, Stock Purchase Rights, Performance Awards or Stock Appreciation Rights are to be granted under the Plan;

(v)	To select the Optionees or Purchasers;

(vi)	To determine the number of Shares to be made subject to each Option, Stock Purchase Right, Performance Award, or Stock Appreciation Rights and each Share’s Fair Market Value at the time of grant;

(vii)
To prescribe the terms and conditions of each Option, Stock Option Agreement, Performance Award and Stock Appreciation Right, including (without limitation) the Exercise Price, vesting and whether such Option is to be classified as an ISO or as a Nonstatutory Option;

(viii)
To prescribe the terms and conditions of each Stock Purchase Right, including (without limitation) the purchase price per Share, vesting and to specify the provisions of the stock purchase agreement relating to such Stock Purchase Right;

(ix)	To amend or terminate any outstanding Stock Option Agreement, Stock Appreciation Right or Performance Award;

(x)	To determine the disposition of an Option in the event of an Optionee's divorce or dissolution of marriage;

(xi)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan and any Option;

(xii)	To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration; and

(xiii)	To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option or any Stock Purchase Right.

Section 4. Eligibility.

(a)          General Rule. Only Employees, as defined in Section 2(f), shall be eligible for designation as Optionees or Purchasers by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

(b)          Ten_Percent Shareholders. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Optionee unless (i) the Exercise Price for an ISO (and a NSO to the extent required by applicable law) is at least 110 percent of the Fair Market Value of a Share on the date of grant, and (ii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

(c)          Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

(d)          Outstanding Stock. For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.

Section 5. Stock Subject to Plan.

Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is two million one hundred five thousand (2,105,000) Shares of Stock. The Shares may be authorized, but unissued, or reacquired Stock. If an Option, Stock Purchase Right, or Stock Appreciation Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Section 6. Terms and Conditions of Options.

(a)          Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)          Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c)          Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Exercise Price of a Nonstatutory Option shall not be less than any percentage of value or amount required by statute or regulation. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

(d)          Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)          Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. To the extent required by applicable law, an Option shall become exercisable no less rapidly than the rate of 20% per year for each of the first five years from the date of grant. Subject to the preceding sentence, the exercisability of any Option shall be determined by the Committee in its sole discretion.

(f)           Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed five (5) years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

(g)          Nontransferability. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or by his guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(h)          Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, and to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least 30 days following termination of service with the Company, and that the Optionee (or his executor or administrator, as the case may be) shall have the right to exercise the Option for at least twelve months if the Optionee's service terminates due to death or Disability.

(i)           No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

(j)           Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

(k)          Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option may be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

Section 7. Stock Purchase Rights, Stock Appreciation Rights, and Performance Awards.

(a)          Rights to Purchase Restricted Stock. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed sixty (60) days from the date of grant of the Stock Purchase Right. The offer shall be accepted by execution of a stock purchase agreement in the form determined by the Committee.

(b)          Repurchase Option. Unless the Committee determines otherwise, the stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company (including death or disability). The purchase price for Shares repurchased pursuant to the stock purchase agreement shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option with respect to the Shares purchased pursuant to a Stock Purchase Right shall lapse at such rate as the Committee may determine, but in no event as to less than 20% of the total shares granted annually.

(c)          Restrictions on Transfer of Shares. Any Shares issued upon exercise of a Stock Purchase Right may be subject to such rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable stock purchase agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(d)          Other Provisions. The stock purchase agreement may also contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of stock purchase agreements need not be the same with respect to each Purchaser.

(e)          No Rights as a Shareholder. Once the Stock Purchase Right is exercised, the Purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 9 of the Plan.

(f)           Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon surrender of the right, but without payment, an amount payable in cash and/or shares of Stock under such terms and conditions as the Committee shall determine, subject to the following:

   (i)           A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may be granted at the time of grant of the related Stock Option or at any time thereafter during the term of the Stock Option.

   (ii)           The amount payable in cash and/or Shares with respect to each right shall be equal in value to a percent of the amount by which the Fair Market Value per Share on the exercise date exceeds the exercise price of the Stock Appreciation Right. The amount payable in Shares, if any, is determined with reference to the Fair Market Value on the date of exercise.

   (iii) Stock Appreciation Rights issued in tandem with Stock Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon the exercise of the Stock Appreciation Right, the Participant shall surrender to the Company the underlying Stock Option. Stock Appreciation Rights issued in tandem with Stock Options shall automatically terminate upon the exercise of such Stock Options.

(g)          Restricted Stock. Restricted Stock is Shares that are issued to a Participant and are subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. The Participant shall have, with respect to awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Stock.

(h)          Performance Awards. Performance Awards may be granted under this Plan from time-to-time based on such terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards which are contingent upon the performance of all or a portion of the Company or which are contingent upon the individual performance of the Participant. Performance Awards may be in the form of performance units, performance shares, and such other forms of performance Awards which the Committee shall determine. The Committee shall determine the performance measurements and criteria for such performance awards.

(i)           Other Awards. The Committee may from time-to-time grant other stock and stock-based Awards under the Plan, including without limitation, Awards issued as bonuses or other compensation for services, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Shares, and dividend equivalents. The Committee shall determine the terms and conditions of such other stock and stock-based Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.

(j)           Fractional Shares. No fractional Shares shall be issued upon the exercise of an Option, nor shall any scrip certificates in lieu thereof be issuable at any time. Accordingly, if as a result of any adjustment under the provisions of this Plan or any Option granted pursuant to the Plan, an Optionee would become entitled to a fractional Share, he shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to any fractional interest.

Section 8. Payment for Shares.

(a)          General Rule. The entire Exercise Price of Shares optioned under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c) and (d) below.

(b)          Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee's representative for any time period specified by the Committee and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c)          Promissory Notes. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with a full recourse or nonrecourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until any note is paid in full.

(d)          Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

Section 9. Recapitalizations, Mergers and Asset Sales.

(a)          Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)          Merger or Asset Sale. Except as otherwise provided in an Option Agreement or Stock Purchase Right, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Section 10. Legal Requirements.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

Section 11. No Employment Rights.

No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

Section 12. Duration and Amendments.

(a)          Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any Option grants already made shall be null and void, and no additional Option grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

(b)          Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

(c)          Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

Section 13. Execution.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute this Amended and Restated Plan as of December 29, 2010.

LIBERATOR MEDICAL HOLDINGS, INC.
a Nevada corporation

By:
Mark A. Libratore, President

Liberator Medical Holdings, Inc.
2979 Gran SE Park Way
Stuart, FL 34997

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Mark A. Libratore   02 Jeannette Corbett   03 Morgan Duke   04 Tyler Wick

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Approve and adopt an amendment to the Companys 2007 Stock Plan increasing the number of shares issuable under the Plan from 2,000,000 shares to 2,105,000 shares.	☐	☐	☐
3	Ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000113885_1   R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Form 10-K Amendment is/are available at www.proxyvote.com.

LIBERATOR MEDICAL HOLDINGS, INC.
Annual Meeting of Stockholders
October 20, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark A. Libratore, as proxy with the power to appoint their substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LIBERATOR MEDICAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EST on October 20, 2011, at the 1823 SE Airport Road Stuart, FL 34996, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000113885_2 R1.0.0.11699